UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2022

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Mavis Road
Mississauga, Ontario, Canada		L5C 1W2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 837-7295

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	TRSSF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, the board of directors (the “Board”) of TerrAscend Corp., an Ontario Corporation (the “Company”), appointed Ira Duarte as a member of the Company’s Board, effective immediately. Ms. Duarte will also serve as the Chair of the Audit Committee of the Board.

Ms. Duarte will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Form 10-12G/A filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2022.

In connection with her appointment, the Company will enter into its standard form of indemnity agreement with Ms. Duarte, the form of which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K/A filed with the SEC on March 24, 2022.

Ms. Duarte was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person. Ms. Duarte does not have any family relationships with any of the Company’s directors or executive officers, and she does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 2, 2022	By:	/s/ Keith Stauffer
Keith Stauffer Chief Financial Officer